Exhibit 23.4

[LETTERHEAD OF E.A. GIBSON SHIPBROKERS LTD.]

To the Members of the Board of Directors

Omega Navigation Enterprises, Inc.

                                                                                                                OUR REF.

                                                                                                                YOUR REF.

                                                                                                                DATE April 3, 2006

Dear Sirs

Reference is made to the Registration Statement on Form F-1 of Omega Navigation Enterprises, Inc. (the “Company”), and the prospectus contained therein (the “Prospectus”), as shall be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and any and all subsequent amendments thereto (collectively, the “Registration Statement”) relating to the initial public offering of the Company’s common stock.

We have reviewed the sections of the Prospectus entitled:

•                                          Prospectus Summary;”

•                                          “Risk Factors—Industry Specific Risk Factors;”

•                                          “Business;” and

•                                          “Industry—The International Tanker Industry” and the statistical and graphical information contained therein, and in any other instances where we are identified as the source of information in the Prospectus.

Based on our review of this material, we confirm that such sections of the Prospectus and the statistical and graphical information contained therein accurately describe the international tanker industry in all material respects based on available data, subject to the following:

1.                                       some industry information in the Prospectus is based on estimates or subjective judgements in circumstances where data for actual market transactions either does not exist or is not publicly available and consequently, we cannot assure you that it reflects actual industry and market experience; and

2.                                       the published information of other data collections experts may differ from such information.

We hereby consent to (i) the use of the graphical and statistical information supplied by us as set forth in the Registration Statement, including, without limitation, such information set forth under the headings “Prospectus Summary,” “Risk Factors — Industry Specific Risk Factors,” “Industry—The International Tanker Industry,” and “Business,” (ii) the references to our company in the Registration Statement, (iii) the naming of our company as an expert in the Registration Statement, and (iv) the filing of this letter as an exhibit to the Registration Statement to be filed with the SEC pursuant to the Securities Act.

We also hereby agree to execute and deliver such other and further consents as the Company may reasonably request.

Very truly yours,

E.A. GIBSON SHIPBROKERS LTD.

/s/ B.T. Martin
B.T. Martin
Director